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                      FISHER SCIENTIFIC INTERNATIONAL INC.
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
                       (IN MILLIONS, EXCEPT RATIO AMOUNTS)


                                                                              Year Ended December 31,
                                                           -------     -------     -------     -------     -------
                                                            2004         2003        2002        2001       2000
                                                           -------     -------     -------     -------     -------
Pre-tax income from continuing operations
     before adjustment for loss from equity investees
                                                           $ 191.9     $  96.8     $ 142.6     $  36.3     $  38.8
                                                           -------     -------     -------     -------     -------
Fixed Charges:

Interest expense and amortization of debt discount and
     premium on all indebtedness                           $ 104.8     $  84.8     $  91.3     $  99.5     $  99.1

20% of rental expense                                          7.5         4.7         4.6         4.1         3.5
                                                           -------     -------     -------     -------     -------
     Total fixed charges                                   $ 112.3     $  89.5     $  95.9     $ 103.6     $ 102.6
                                                           =======     =======     =======     =======     =======

Pre-tax income from continuing operations
     before adjustment for loss from equity investees
     plus fixed charges                                    $ 304.2     $ 186.3     $ 238.5     $ 139.9     $ 141.4

Ratio of Earnings to Fixed Charges (A)                        2.71        2.08        2.49        1.35        1.38
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(A)  For the purpose of computing the ratio of earnings to fixed charges, earnings consist of income before provision for income taxes and before adjustment for loss from equity investees plus fixed charges. Fixed charges consist of interest charges, amortization of debt discount or premium related to indebtedness, whether expensed or capitalized, and that portion of rental expense we believe to be representative of interest.